EXHIBIT 10.6

                EMPLOYMENT AGREEMENT WITH CHRISTOPHER J. FLYNN



                                 GRANITE BANK

                             EMPLOYMENT AGREEMENT


      This Agreement is made effective as of the 31st day of October, 1997 by and between Granite Bank, a New Hampshire bank (the "Bank"), with its principal administrative office at 122 West Street, Keene, New Hampshire 03431-0627, and Christopher J. Flynn (the "Executive"). Any reference to "Company" herein shall mean Granite State Bankshares, Inc., the stock holding company parent of the Bank or any successor thereto.

      WHEREAS, the Bank and Company entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Primary Bank on April 29, 1997; and

      WHEREAS, Executive is willing to forego payment under the Employment Agreement currently in effect by and between Primary Bank and Executive as a result of the Merger Agreement; and

      WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

      WHEREAS, Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.      POSITION AND RESPONSIBILITIES

      During the period of his employment hereunder, Executive agrees to serve as President of the Bank. The Executive shall render administrative and management services to the Bank such as are customarily performed by persons in a similar executive capacity.
During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Pursuant to the Merger Agreement, and as of the date hereof, Executive shall be elected to the Board of Directors of the Bank and the Company.

2.      TERMS AND DUTIES

      (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. During said term the Executive shall perform the normal and customary duties associated with the position of President. The board of directors of the Bank ("Board") will review the Agreement and the Executive's performance annually for the purpose of determining whether to extend the Agreement and, unless the Board determines that there exists some basis not to extend this Agreement, this Agreement shall be extended for an additional year, so that the remaining term shall be thirty-six (36) months. Nothing in this provision shall be interpreted as restricting the Bank's right to remove Executive for Cause in accordance with
Section 7 of this Agreement, or to remove Executive for any reason and pay Executive the benefits set forth in Section 4 or 5, as applicable.

      (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (it being understood that membership in social, religious, charitable, educational, or similar organizations does not require Board approval pursuant to this Section 2(b)).

3.      COMPENSATION AND REIMBURSEMENT

      (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in
Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $205,000 per year ("Base Salary"). Such Base Salary shall be payable bimonthly. During the period of this Agreement, Executive's
Base Salary shall be reviewed at least annually.   Such review shall be
conducted by a Committee designated by the Board, and the Board may increase, but not decrease, Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive with all such other benefits as are provided uniformly to full-time officers of the Bank. Base salary shall include any amounts of compensation deferred by Executive under a qualified plan maintained by the Bank.

      (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement. The Bank shall provide Executive with an annual allowance toward any dues, initiation fees, and/or assessments required to maintain the Executive as a member of a country club in the Bank's market area, and shall provide him with the use of a Bank-owned, late model automobile (as to which the Bank pay, or reimburse Executive for, all maintenance costs related to usage for business purposes).

      (c) In addition to the Base Salary provided for by this Section 3(a), the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine in accordance with standards set by the Board of Directors.

4.      PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

      The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 9 and 10.

        (a) The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

      (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than (A) Disability or Retirement, as defined in Section 6 hereof, or Death, (B) following a Change in Control, as defined in Section 5(a) hereof, or (C) Termination for Cause as defined in Section 7 hereof; or

      (ii) Executive's resignation from the Bank's employ, upon any:

          (A) failure to elect or reelect or to appoint or reappoint Executive as President during the term of this Agreement in accordance with Section 2(a) of this Agreement,

          (B) without Executive's written consent, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, hereof,

          (C) a relocation of Executive's principal place of employment by more than 50 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement,

          (D) liquidation or dissolution of the Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive, or

          (E)     breach of this Agreement by the Bank.

      Upon the occurrence of any event described in clauses (ii) (A),
(B), (C), (D) or (E), of this Section 4(a), Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon thirty (30) days prior written notice which must be given by Executive within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect, which shall be deemed to constitute an "Event of Termination." Other than as set forth in the preceding sentence, the voluntary resignation of Executive from the Bank shall not constitute an Event of Termination.

      (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the Base Salary due for the remaining term of the Agreement; provided however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. At the election of the Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

      (c) Upon the occurrence of an Event of Termination, the Bank, in its sole discretion, shall cause Executive to be continued under the Bank's existing employee benefit plans, life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees, or if coverage under the Bank's existing plans is unavailable, the Bank shall pay the cost of providing Executive with substantially equivalent covererage. Such coverage shall cease upon the expiration of the remaining term of this Agreement, or upon the date that Executive obtains employment.

      (d) Upon the occurrence of an Event of Termination, the Executive will be entitled to receive benefits due him and accrued pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank.

      (e) If it is determined that the Bank has breached the terms of this Agreement, the only remedy to which Executive is entitled is to receive the payments and benefits as set forth in this Section 4.

      (f) Apart from the right granted to Executive to voluntary resign as set forth in (a) above, Executive shall have the right upon thirty (30) days written notice to the Bank to terminate the Agreement ("Voluntary Termination"). Such Voluntary Termination shall not be deemed to constitute an Event of Termination as defined above; however, Executive shall be entitled to receive a lump sum payment from the Bank, upon the effective date of the Voluntary Termination, in an amount equal to Base Salary.

5.      CHANGE IN CONTROL

      (a) No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or
(ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC"), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the FDIC, the Board shall substitute its judgment for that of the FDIC); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided, however, that this sub-section (b) shall not apply if the Incumbent Board is replaced by the appointment by a Federal banking agency of a conservator or receiver for the Bank and, provided further that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause
(b), considered as though he were a member of the Incumbent Board; or
(c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company in which the Bank or the Company is not the resulting entity.

      (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this
Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his dismissal, his voluntary resignation, or his resignation at any time during the term of this Agreement following any demotion, loss of title, office or significant authority or responsibility, reduction in the annual compensation or benefits or relocation of his principal place of employment by more than 50 miles from its location immediately prior to the change in control), unless such termination is because of his Death, Disability, Retirement or termination for Cause.

      (c) In addition, upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of the payments due for the remaining term of the Agreement or three (3) times Base Salary. At the election of the Executive, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of a Change in Control, such payment may be made in a lump sum or on a pro rata basis. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of the Agreement.

      (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank, in its sole discretion, shall either (i) contribute the same amount as the Bank contributed prior to such termination of employment towards the purchase for Executive of, or (ii) cause to be continued for Executive under the Bank's existing employee benefit plans, life, medical, dental and disability insurance coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination, except to the extent that such coverage is changed in its application to all employees (provided nothing herein shall be deemed to require the Bank to contribute more towards such coverage than it contributed prior to such termination of employment). Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

      (e) Notwithstanding the preceding paragraphs of this Section 5, if payments under this Agreement, together with any other payments received or to be received by the Executive in connection with a Change in Control would be deemed to include an "excess parachute payment" pursuant to Section 280G of the Code, then benefits under this Agreement shall be reduced (to not less than zero) to the extent necessary to avoid the payment of an excess parachute payment by the Bank. The Executive shall determine the allocation of such reduction among payments to the Executive. The Bank shall be entitled to rely on calculations provided by its independent auditors as to whether payments to Executive would constitute excess parachute payments, and as to the amount that payments are to be reduced to avoid any excess parachute payment, which shall be binding on Executive.

6.      TERMINATION UPON RETIREMENT, DISABILITY OR DEATH

      Termination by the Bank of the Executive based on "Retirement" shall mean termination in accordance with the Bank's retirement policy or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

      Termination by the Bank of Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies Executive for disability benefits under the applicable long-term disability plan maintained by the Bank, or if no such plan applies, which would qualify Executive for disability benefits under the federal social security system. In the event Executive is unable to perform his duties under this Agreement on a full-time basis for a period of six (6) consecutive months by reason of Disability, the Bank may terminate this Agreement, provided that the Bank shall be obligated to pay the Executive, as disability pay, a bi-monthly payment equal to sixty percent (60%) of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier of
(i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability; (ii) Executive's full-time employment by another employer;
(iii) Executive attaining the age of 65; (iv) the date on which payments commence to the Executive under any long-term disability plan maintained by the Bank; or (v) Executive's death. Provided, further, that any amounts actually paid to Executive pursuant to any disability insurance or other such similar program which the Bank has provided or may provide on behalf of its employees or pursuant to any worker's compensation or social security disability program shall reduce the disability benefits to be paid to the Executive pursuant to this paragraph.

      Notwithstanding any other provision, this Agreement shall terminate, and the Bank shall have no further obligation hereunder, upon the death of the Executive.

7.       TERMINATION FOR CAUSE

      The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty with respect to the Bank, gross negligence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, intentional and willful violation of any law, governmental rule or regulation (other than traffic violations and regulations that do not adversely affect the Bank, the Company, or their employees, or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining gross negligence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice, in writing, to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Notwithstanding the foregoing, any such good faith determination by the Board as to Termination for Cause shall not be determinative as to the existence of Cause in any judicial proceeding. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof shall be null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 8 hereof, unless and until the matter is successfully resolved in the Executive's favor, and such stock options shall become entirely null and void effective upon a determination in arbitration that termination was for cause.

8.      NOTICE

      (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

      (c) If, within thirty (30) days after any Notice of Termination for Cause is given, the Executive notifies the Bank that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration and the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding arbitration award, and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. The Bank shall continue to make the payments and provide the benefits specified under this Agreement until the dispute is settled by arbitration. In the event that it is determined by arbitration that "Cause" for termination did exist, Executive shall not be entitled to any further compensation or benefits from the Bank under the Agreement, and if it is determined in arbitration that his dispute of termination for Cause was not taken in good faith, he shall return all cash payments made to him during the pendency of dispute, without interest thereon. Notwithstanding the foregoing, no stock options held by Executive shall be exercised during the pendency of the dispute, and the period for exercising any such stock options shall be extended through the resolution of the dispute by arbitration. If it is ultimately determined in arbitration that "Cause" for terminating Executive's employment did not exist, the Executive shall be entitled to receive from the Bank the remaining payments and benefits due under this Agreement determined as of the date of Executive's receipt of Notice of Termination, with full offset for payments and benefits received pending the resolution of the dispute by arbitration.

9.      POST-TERMINATION OBLIGATIONS

      (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this
Section 9 and Section 10 during the term of this Agreement and during any period during which payments are being made or benefits provided, to Executive under this Agreement.

      (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.      NON-COMPETITION

      (a) Upon any termination of Executive's employment hereunder as a result of which the Bank is paying Executive benefits under Section 4, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Section 10(a) agree that in the event of any such breach by Executive, the Bank and/or the Company may be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

      (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank.
Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank or the Company which is otherwise publicly available. In the event of a breach or threatened breach by Executive of this
Section 10, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS

      All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. No special or separate fund of the Bank shall be established and no other segregation of assets of the Bank shall be made to assure payment. The Company guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company out of its general funds. No special or separate fund of the Company shall be established and no other segregation of assets of the Company shall be made to assure payment.

12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, including the Employment Agreement dated November 24, 1993 between Executive and Peterborough Savings Bank (the "PSB Employment Agreement"). No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. Executive agrees that no Event of Termination nor a Change in Control occurred under the PSB Employment Agreement and that no payments or benefits are due him under the PSB Employment Agreement as a result of the Merger Agreement and the transactions contemplated thereby.

13.      NO ATTACHMENT

      (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors, assigns and heirs.


14.      MODIFICATION AND WAIVER

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.


15.      SEVERABILITY

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect. In the event of any conflict or discrepancies between any provision of the Agreement and existing federal or state laws and/or regulations, such laws and regulations shall prevail, and the Agreement shall be construed to be consistent therewith.

16.      HEADINGS FOR REFERENCE ONLY

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.      GOVERNING LAW

      This Agreement shall be governed by the laws of the State of New Hampshire but only to the extent not superseded by federal law.

18.      ARBITRATION

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Bank within fifty (50) miles from the location of the Bank, after due consultation with Executive, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

19.      PAYMENT OF LEGAL FEES

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been resolved in the Executive's favor.

20.      INDEMNIFICATION

      The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under New Hampshire law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors of the Bank). If such action, suit or proceeding is brought against Executive in his capacity as an officer or director of the Bank, however, such indemnification shall not apply to any action, suit or proceeding relating to this Agreement and shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his duties.

21.      SUCCESSOR TO THE BANK

      The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.




SIGNATURES

      IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on the day and date first above written.

ATTEST:                               GRANITE BANK

/s/ Charles B. Paquette               By: /s/ Charles W. Smith
_______________________               _________________________________
Secretary                             Charles W. Smith, Chief Executive
                                      Officer


ATTEST:                               GRANITE STATE BANKSHARES, INC.

/s/ Charles B. Paquette               By: /s/ Charles W. Smith
_______________________               _________________________________
Secretary                             Charles W. Smith, Chief Executive
                                      Officer



WITNESS:                              EXECUTIVE:

/s/ William G. Pike                   /s/ Christopher J. Flynn
_______________________               _________________________________